EXHIBIT 4.28

Execution Version

PURCHASE AGREEMENT

$200,000,000

Teekay Corporation

8.5% Senior Notes due 2020

Purchase Agreement

November 10, 2015

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Teekay Corporation, a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 8.5% Senior Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of January 27, 2010 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of November 16, 2015 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The Securities will have identical terms, other than with respect to the registration rights referred to herein and restrictions on transfer, as the Company’s $450,000,000 principal amount of 8.5% Senior Notes due 2020, issued on January 27, 2010 pursuant to the Base Indenture (the “Existing Securities”), but will not be fungible with the Existing Securities, unless and until such time as they are exchanged for registered notes pursuant to the terms of the Registration Rights Agreement (as defined below).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated November 6, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and

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copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include the preliminary Canadian offering memorandum dated November 6, 2015 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”), respectively.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex B hereto as constituting part of the Time of Sale Information.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Annex D (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities by the Initial Purchasers. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.26% of the principal amount thereof plus accrued interest from July 15, 2015 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

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(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex E hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(j), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex E hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the

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Company with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue, N.W., Washington, DC 20037 at 10:00 A.M., Eastern time, on November 16, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale by the Company to the Initial Purchasers of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof (such information being the “Initial Purchaser Furnished Information”).

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and

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representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex B hereto, including a pricing supplement substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with the Initial Purchaser Furnished Information.

(c) Incorporated Documents. The documents incorporated by reference in the Time of Sale Information and the Offering Memorandum, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules thereto) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Time of Sale Information and the Offering Memorandum is accurately presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements from which it has been derived. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum (in each case, exclusive of any amendments or supplements thereto after the date hereof), (i) there has not been any material change in the capital stock or consolidated debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change to the general affairs, business,

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properties, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, assets or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transactions or agreements, or incurred any liability or obligation, direct, indirect or contingent, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case under clauses (i), (ii) and (iii) above as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly registered or qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such registration or qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(g) Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”).

(h) Ownership of General Partners. Teekay Holdings directly owns a 100% membership interest in each of Teekay GP L.L.C., limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”), respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP LLC Agreement or the TOO GP LLC Agreement); and Teekay Holdings owns such membership interests free and clear of all Liens.

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(i) Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 2.0% general partner interest in TOO; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).

(j) Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers.

Teekay Holdings beneficially owns 25,208,274 common units representing limited partner interests in TGP (the “TGP Sponsor Units”); and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TGP LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, the lenders party thereto, Citibank, N.A., as administrative agent, and the Company, as amended (the “Margin Loan Agreement”).

Teekay Holdings beneficially owns 38,211,772 common units representing limited partner interests in TOO (the “TOO Sponsor Units”); and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all Liens except (i) restrictions on transferability contained in the TOO LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.

Teekay Holdings directly or beneficially owns 23,232,757 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation organized under the laws of the Marshall Islands (“Tankers”) and 17,154,474 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and, as applicable, Teekay Holdings directly or beneficially owns all such Tankers Sponsor Shares free and clear of all Liens except pursuant to the Margin Loan Agreement.

(k) Ownership of Operating Companies.

TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company ( “TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by

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Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP Operating Company LLC Agreement); and TGP owns such membership interest free and clear of all Liens, except as otherwise described in the Time of Sale Information and the Offering Memorandum.

TOO owns a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (“OLP GP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (“OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the OLP GP LLC Agreement); and TOO owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum. TOO directly owns a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (“TOO Operating Company”); and OLP GP directly owns a 0.91% general partner interest in TOO Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated on or prior to the date hereof (the “TOO Operating Company Partnership Agreement”), and are fully paid (to the extent required under the TOO Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may be provided in the TOO Operating Company Partnership Agreement); and TOO and OLP GP, respectively, own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum.

(l) Ownership of Operating Subsidiaries.

TGP Operating Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-A (the “TGP Operating Subsidiaries”) as described on Schedule 3-A; such equity interests owned by TGP Operating Company are duly authorized and validly issued in accordance with the respective organizational documents of each TGP Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TGP Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TGP Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TGP Operating Subsidiary and except as may be provided in the TGP Operating Subsidiaries’ Organizational Documents); and TGP Operating Company owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum.

TOO and TOO Operating Company own, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-B (the “TOO Operating Subsidiaries”) as described on Schedule 3-B; such equity interests have been duly authorized and validly issued in accordance with

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the respective organizational documents of each TOO Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TOO Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TOO Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TOO Operating Subsidiary and except as may be provided in the TOO Operating Subsidiaries’ Organizational Documents); and TOO and TOO Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum.

Tankers owns, directly or indirectly, 100% of the equity interests in each of the entities set forth in Schedule 3-C (the “Tankers Operating Subsidiaries”); such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Tankers Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Tankers Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Tankers Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Tankers Operating Subsidiary and except as may be provided in the Tankers Operating Subsidiaries’ Organizational Documents); and Tankers owns such equity interests free and clear of all Liens, other than pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum.

The Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule 3-D (the “Company Operating Subsidiaries,” and collectively with the TGP Operating Subsidiaries, the TOO Operating Subsidiaries and the Tankers Operating Subsidiaries, the “Operating Subsidiaries”) as described on Schedule 3-D; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Company Operating Subsidiary, amended or restated on or prior to the date hereof (the “Company Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Company Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Company Operating Subsidiary and except as may be provided in the Company Operating Subsidiaries’ Organizational Documents); and the Company owns such equity interests free and clear of all Liens, other than pursuant to credit agreements and related security agreements disclosed or referred to in the Time of Sale Information and the Offering Memorandum.

(m) No Other Subsidiaries. Other than (i) Teekay Holdings, (ii) TGP GP, (iii) TOO GP, (iv) TGP, (v) TOO, (vi) Tankers, (vii) TGP Operating Company, (viii) TOO Operating Company, (ix) OLP GP, and (x) the Operating Subsidiaries described in paragraph (l) above, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as described in the Time of Sale Information and the Offering Memorandum and except for entities that do not, directly or indirectly, own any vessels or conduct any operations.

(n) Capitalization. The Company has the capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”.

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(o) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Supplemental Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(p) Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Securities, the Indenture, the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(q) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(r) The Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(s) Global Note. The Global Note (i) complies with the requirements of the Indenture and (ii) does not violate the laws of the Republic of the Marshall Islands.

(t) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

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(u) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(v) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in breach of or default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default has occurred or is continuing) any term, covenant, obligation, agreement, or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, decree, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii) above, for any such breach or default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Exchange Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, decree, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Exchange Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and

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registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (ii) such consents, approvals, authorizations, orders, registrations and qualifications that, if not obtained, could not reasonably be expected to materially impair the ability of any of the Company to perform its obligations under the Transaction Documents and (iii) with respect to the Exchange Securities, under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(y) Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or could reasonably be expected to be a party or to which any property or assets of the Company or any of its subsidiaries is or could reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required by the Securities Act to be described in a registration statement on Form F-1 to be filed with the Commission that are not so described in the Time of Sale Information and the Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that would be required by the Securities Act to be described in a registration statement on Form F-1 to be filed with the Commission that are not so described in the Time of Sale Information and the Offering Memorandum.

(z) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries which appear or are incorporated by reference in the Time of Sale Information and the Offering Memorandum are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(aa) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries and that are described in the Time of Sale Information or the Offering Memorandum as being owned or leased by the Company and its subsidiaries, in each case with respect to owned property free and clear of all Liens except those that (i) are disclosed in the Time of Sale Information and the Offering Memorandum, (ii) do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Time of Sale Information, or the Offering Memorandum, or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (the Liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”). Each Operating Subsidiary identified in Schedule 4 is the sole owner of the vessel set forth opposite its name in Schedule 4 (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the

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limitations contained, in the Time of Sale Information and the Offering Memorandum or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Time of Sale Information and the Offering Memorandum; provided that with respect to any interest in real property and buildings held under lease by the Company or any of its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Company and its subsidiaries, taken as a whole as they have been used in the past as described in the Time of Sale Information and the Offering Memorandum and are proposed to be used in the future as described in the Time of Sale Information and the Offering Memorandum.

(bb) Vessel Registration. Each vessel identified in Schedule 4 is duly registered under the laws of the jurisdiction set forth in Schedule 4 in the name of the applicable Operating Subsidiary identified in Schedule 4, free and clear of all Liens except for Permitted Liens.

(cc) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of their respective businesses except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(dd) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand that would be required by the Securities Act to be described in the a registration statement on Form F-1 to be filed with the Commission that is not so described in the Time of Sale Information and the Offering Memorandum. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, directors or managers of any Company or any of its subsidiaries or their respective family members, except as disclosed in the Time of Sale Information and the Offering Memorandum. Neither the Company nor any of its subsidiaries has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of its subsidiaries.

(ee) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in

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the Time of Sale Information and the Offering Memorandum, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(ff) Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(gg) Transfer Taxes. There are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company or sale by the Company of the Securities or the consummation of the transactions contemplated by this Agreement.

(hh) Marshall Islands Taxes. Assuming that none of the Initial Purchasers are citizens or residents of, nor doing business or maintaining offices in, the Republic of the Marshall Islands, no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the Republic of the Marshall Islands, or to any political subdivision or taxing authority thereof or therein in connection with the issuance and delivery by the Company of the Securities to or for the respective accounts of the Initial Purchasers or the sale and delivery by the Initial Purchasers of the Securities to the initial purchasers thereof. All payments of principal, premium (if any), any additional amounts and any interest on the Securities may, under the current laws and regulations of the Republic of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such payments will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction under the laws and regulations of the Republic of the Marshall Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands.

(ii) Licenses and Permits. Each of the Company and its subsidiaries has such permits, consents, approvals, orders, registrations, filings, qualifications, licenses, sub-licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Information and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Information and the Offering Memorandum and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Time of Sale Information and the Offering Memorandum, each of the Company and its subsidiaries has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and

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performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(jj) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(kk) Environmental Compliance. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) have not received notice of any actual or potential liability under any environmental law, and (iv) are not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except as disclosed in the Time of Sale Information and the Offering Memorandum or where such noncompliance or deviation from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ll) Effect of Environmental Laws. In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(mm) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn) Accounting Controls. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the knowledge of the Company, the “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) of the Company and its subsidiaries are effective. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Company is not aware of material weaknesses or significant deficiencies in the Company’s internal controls.

(oo) Insurance. Except as set forth in the Time of Sale Information and the Offering Memorandum with respect to off hire insurance, the Company and its subsidiaries are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except that would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company believes that it and its subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on

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behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) No Conflicts with Sanctions Laws. Neither the Company, any of its subsidiaries, directors or officers, or, to the knowledge of the Company, its employees, or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now

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knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in each case, in a manner that violated any Sanctions.

(ss) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(tt) No Restrictions on Subsidiaries. Except as provided in the credit and loan agreements described in the Time of Sale Information and the Offering Memorandum, and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(uu) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(vv) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

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(ww) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(xx) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(yy) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex E hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(zz) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(aaa) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(ddd) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(eee) Immunity. Neither the Company nor any of its subsidiaries nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or Canada or any political subdivisions thereof.

(fff) Regulation S Eligibility. The Company is a “foreign private issuer” as defined in Regulation S and reasonably believes there is no substantial U.S. market interest (as defined in Regulation S) in the Securities; and each of the Company or any of its respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers as to which no representation is made) have complied with the offering restrictions requirements of Regulation S.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not, except to the extent required by law, rule or regulation, distribute any such proposed Offering Memorandum or file with the Commission such document, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not, except to the extent required by law, rule or regulation, make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time

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prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for offering and resale

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of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (provided, however, that if any such information is filed with or furnished to the Commission and publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval or similar system, such information shall be deemed to have been so furnished to holders of the Securities and prospective purchasers of the Securities).

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

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(o) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p) Reports. So long as the Securities are outstanding and unless otherwise available through the Commission on its Electronic Data Gathering, Analysis and Retrieval or similar system, the Company will furnish to the Initial Purchasers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex B or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion of Marshall Islands Counsel for the Company. Watson Farley & Williams LLP, counsel relating to Marshall Islands law for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(g) Opinion of Counsel for the Company. Perkins Coie LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(h) Statement of In-House Counsel for the Company. Adrian Dirassar, Vice President & Associate General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.

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(i) Local Counsel Opinions. The Company shall have requested and caused:

(1) Lennox Patton, Bahamas counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative;

(2) Alexanders, special Bermuda counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(3) MNKS, Luxembourg counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative;

(4) Houthoff Buruma Coöperatief U.A., Netherlands counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative;

(5) Thommessen Krefting Greve Lund AS, Norwegian counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative;

(6) Wong Tan & Molly Lim LLC, Singapore counsel for the Company, to have furnished to you their letter, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative;

(7) Uría Menéndez Abogados, S.L.P., Spanish counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative; and

(8) CMS Cameron McKenna LLP, Scotland counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(9) Watson Farley & Williams LLP, English counsel for the Company, to have furnished to you their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

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(j) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(n) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(o) Indenture and Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(p) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and

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liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchaser Furnished Information.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchaser Furnished Information furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following statements in the Preliminary Offering Memorandum and the Offering Memorandum: in the section of the Offering Memorandum entitled “Plan of Distribution,” (i) the name of each Initial Purchaser and its participation in the sale of the Securities and (ii) ninth paragraph related to overallotments, stabilizing transactions and syndicate covering transactions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees

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and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting discounts and commissions) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the

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Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

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10. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information and the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information and the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses. (a) The Company agrees to pay the costs and expenses relating to the following matters: (i) the authorization, issuance, sale, preparation and delivery of the Securities, including any transfer, documentary or stamp taxes payable in connection with

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the original issuance and sale of the Securities hereunder; (ii) the preparation and printing of the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate (subject to Section 4(g)) and the preparation, printing and distribution of a Blue Sky memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Company in connection with the approval of the Securities by the DTC for “book-entry” transfer; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Notwithstanding the foregoing, it is understood that, except as expressly provided in this Section 11 and Section 7 hereof, the Initial Purchasers will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Securities, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Securities and any advertising expenses relating to offers of Securities they may make.

(b) If the sale of the Securities provided for herein is not consummated because (i) this Agreement is terminated pursuant to Section 9, (ii) any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers or (iii) any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

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14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Judicial Proceedings.

(a) The Company irrevocably (i) agree that any legal suit, action or proceeding against the Company or its subsidiaries arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Watson Farley & Williams, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Initial Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Initial Purchasers against such loss. If the United States dollars so purchased are greater than the sum originally

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due to the Initial Purchasers hereunder, the Initial Purchasers agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Initial Purchasers hereunder.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

17. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Stathis Karanikolaidis. Notices to the Company shall be given to it at Teekay Corporation, 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

TEEKAY CORPORATION

By	/s/ Vincent Lok
	Name:	Vincent Lok
	Title:	Chief Financial Officer

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

By	/s/ Stathis Karanikolaidis
	Name:	Stathis Karanikolaidis
	Title:	Managing Director

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

PURCHASE AGREEMENT SIGNATURE PAGE

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities LLC	$100,000,000
Citigroup Global Markets Inc.	$60,000,000
DNB Markets, Inc.	$8,500,000
ABN AMRO Securities (USA) LLC	$5,250,000
Credit Agricole Securities (USA) Inc.	$5,250,000
ING Financial Markets LLC	$5,250,000
Natixis Securities Americas LLC	$5,250,000
Scotia Capital (USA) Inc.	$5,250,000
SG Americas Securities, LLC	$5,250,000

Total	$200,000,000

Schedule 2

Teekay Corporation

Significant Subsidiaries

Subsidiary	Jurisdiction of Formation
1. Teekay Holdings Limited	Bermuda
2. Teekay Acquisition Holdings L.L.C.	Marshall Islands
3. VLCC C Investment LLC	Marshall Islands
4. Teekay Finance Limited	Bermuda
5. Teekay Shipping Limited	Bermuda
6. Ugland Stena Storage AS	Norway
7. Polarc L.L.C.	Marshall Islands
8. TPO Investments Inc.	Marshall Islands
9. TPO Investments AS	Norway
10. Teekay Petrojarl AS	Norway
11. Teekay Petrojarl Production AS	Norway
12. Teekay Petrojarl Floating Production UK Ltd.	United Kingdom
13. Petrojarl 4 DA	Norway
14. Knarr L.L.C.	Marshall Islands
15. Banff L.L.C.	Marshall Islands
16. Teekay Hummingbird Production Limited	United Kingdom
17. Hummingbird Spirit L.L.C.	Marshall Islands
18. Teekay LNG Partners L.P.	Marshall Islands
19. Teekay LNG Operating L.L.C.	Marshall Islands
20. Teekay Luxembourg S.A.R.L.	Luxembourg
21. Naviera Teekay Gas III, S.L.	Spain
22. Teekay Shipping Spain, S.L.	Spain
23. Teekay Spain, S.L.	Spain
24. Teekay LNG Holdings L.P.	United States

Subsidiary	Jurisdiction of Formation
25. Teekay LNG Holdco L.L.C.	Marshall Islands
26. Teekay Nakilat Corporation	Marshall Islands
27. Teekay Nakilat (II) Limited	United Kingdom
28. Teekay Nakilat Holdings Corporation	Marshall Islands
29. Teekay Offshore Partners L.P.	Marshall Islands
30. Navion Offshore Loading AS	Norway
31. Norsk Teekay AS	Norway
32. Norsk Teekay Holdings Ltd.	Marshall Islands
33. Partrederiet Teekay Shipping Partners DA	Norway
34. Teekay European Holdings, S.A.R.L.	Luxembourg
35. Teekay Navion Offshore Loading Pte. Ltd.	Singapore
36. Teekay Netherlands European Holdings B.V.	Netherlands
37. Teekay Nordic Holdings Inc.	Marshall Islands
38. Teekay Norway AS	Norway
39. Teekay Offshore Operating L.P.	Marshall Islands
40. Teekay Offshore Operating Pte. Ltd.	Marshall Islands
41. Teekay Offshore Finance Corp.	Marshall Islands
42. Teekay Offshore Holdings L.L.C.	Marshall Islands
43. Teekay Offshore Shuttle Tanker Finance L.L.C.	Marshall Islands
44. Teekay Petrojarl Offshore Siri AS	Norway
45. Teekay Shipping Partners Holdings AS	Norway
46. Teekay Voyageur Production Ltd	United Kingdom
47. Tiro Sidon Holdings L.L.C.	Marshall Islands
48. Tiro Sidon L.L.C.	Marshall Islands
49. Tiro Sidon UK L.L.P.	United Kingdom
50. Ugland Nordic Shipping AS	Norway
51. Varg Production AS	Norway
52. Teekay Tankers Ltd.	Marshall Islands

Subsidiary	Jurisdiction of Formation
53. Teekay Tankers Holdings Ltd.	Marshall Islands
54. Varg LLC	Marshall Islands
55. Voyageur LLC	Marshall Islands
56. Naviera Teekay Gas, S.L.	Spain
57. Naviera Teekay Gas II, S.L.	Spain
58. Naviera Teekay Gas IV, S.L.	Spain

Schedule 3-A

Teekay LNG Partners L.P.

Operating Subsidiaries

Name	Owner	Percentage	Jurisdiction
1. African Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
2. Al Areesh Inc.	Teekay Nakilat Corporation	100%	Marshall Islands
3. Al Areesh L.L.C.	Nakilat Holdco LLC	100%	Marshall Islands
4. Al Daayen Inc.	Teekay Nakilat Corporation	100%	Marshall Islands
5. Al Daayen L.L.C.	Nakilat Holdco LLC	100%	Marshall Islands
6. Al Huwaila Inc.	Teekay Nakilat (III) Corporation	100%	Marshall Islands
7. Al Kharsaah Inc.	Teekay Nakilat (III) Corporation	100%	Marshall Islands
8. Al Khuwair Inc.	Teekay Nakilat (III) Corporation	100%	Marshall Islands
9. Al Marrouna Inc.	Teekay Nakilat Corporation	100%	Marshall Islands
10. Al Marrouna L.L.C.	Nakilat Holdco LLC	100%	Marshall Islands
11. Al Shamal Inc.	Teekay Nakilat (III) Corporation	100%	Marshall Islands
12. Alexander Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
13. Arctic Spirit L.L.C.	Teekay LNG Holdings LP	100%	Marshall Islands
14. Asian Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
15. Bermuda Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
16. DSME Hull No. 2407 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
17. DSME Hull No. 2408 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
18. DSME Hull No. 2411 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
19. DSME Hull No. 2416 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
20. DSME Hull No. 2417 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
21. DSME Hull No. 2423 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands
22. DSME Hull No. 2425 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands
23. DSME Hull No. 2430 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands

24. DSME Hull No. 2431 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands
25. DSME Hull No. 2433 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands
26. DSME Hull No. 2434 L.L.C.	TC LNG Shipping LLC	100%	Marshall Islands
27. DSME Hull No. 2461 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
28. DSME Option Vessel No. 1 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
29. DSME Option Vessel No. 2 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
30. DSME Option Vessel No. 3 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
31. DHJS Hull No. 2007-001 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
32. DHJS Hull No. 2007-002 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
33. European Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
34. Excalibur Shipping Company Limited	Teekay LNG Holdco LLC Exmar Lux S.A.*	50% 50%	Isle of Man
35. Excelsior B.V.B.A.	Teekay Luxembourg S.a.r.l. Exmar NV*	50% 50%	Belgium
36. Exmar (Excalibur) Shipping Company Limited	Teekay LNG Holdco LLC Exmar (UK) Shipping Company Ltd.*	50% 50%	United Kingdom
37. Exmar Gas Shipping Limited	Exmar LPG B.V.B.A.	100%	Hong Kong
38. Exmar LPG B.V.B.A.	Teekay Luxembourg S.a.r.l. Exmar NV*	50% 50%	Belgium
39. Exmar Shipping B.V.B.A.	Exmar LPG B.V.B.A.	100%	Belgium
40. Good Investment Limited	Exmar LPG B.V.B.A.	100%	Hong Kong
41. H.H.I. Hull No. S856 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
42. H.H.I. Hull No. S857 L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
43. Hamilton Spirit L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
44. Magellan Spirit ApS	Malt LNG Transport ApS	100%	Denmark
45. Malt LNG Holdings ApS	Malt LNG Netherlands Holdings B.V.	100%	Denmark

46. Malt LNG Netherlands Holdings B.V.	Teekay Luxembourg S.a.r.l. Scarlet LNG Transport, Ltd.	52% 48%	Netherlands
47. Malt LNG Transport ApS	Malt LNG Holdings ApS	100%	Denmark
48. Malt Singapore Pte. Ltd.	Malt LNG Netherlands Holdings B.V.	100%	Singapore
49. Membrane Shipping Ltd.	Malt LNG Netherlands Holdings B.V.	100%	Marshall Islands
50. Meridian Spirit ApS	Malt LNG Transport ApS	100%	Denmark
51. Methane Spirit LLC	Malt LNG Netherlands Holdings B.V.	100%	Marshall Islands
52. MiNT LNG I, Ltd.	Teekay LNG Operating LLC	33%	Bahamas
	Mitsui	34%
	NYK	33%
53. MiNT LNG II, Ltd.	Teekay LNG Operating LLC	33%	Bahamas
	Mitsui	34%
	NYK	33%
54. MINT LNG III, Ltd.	Teekay LNG Operating LLC	33%	Bahamas
	Mitsui	34%
	NYK	33%
55. MiNT LNG IV, Ltd.	Teekay LNG Operating LLC Mitsui NYK	33% 34% 33%	Bahamas
56. Nakilat Holdco LLC	Teekay Nakilat Corporation	100%	Marshall Islands
57. Naviera Teekay Gas II, S.L.	Teekay Shipping Spain SL	100%	Spain
58. Naviera Teekay Gas III, S.L.	Teekay Shipping Spain SL	100%	Spain
59. Naviera Teekay Gas IV, S.L.	Teekay Shipping Spain SL	100%	Spain
60. Naviera Teekay Gas, S.L.	Teekay Shipping Spain SL	100%	Spain
61. Pan Africa LNG Transportation Company Limited	Teekay LNG Operating LLC	20%	Hong, Kong
	CETS Investment Management (HK) Co. Ltd, China LNG Shipping (Holdings) Limited, BW LNG Investments Pte Ltd.	80%

62. Pan Europe LNG Transportation Company Limited	Teekay LNG Operating LLC	20%	Hong, Kong
	CETS Investment Management (HK) Co. Ltd, China LNG Shipping (Holdings) Limited, BW LNG Investments Pte Ltd.	80%
63. Pan Americas LNG Transportation Company Limited	Teekay LNG Operating LLC	30%	Hong, Kong
	CETS Investment Management (HK) Co. Ltd., China LNG Shipping (Holdings) Limited	70%
64. Pan Asia LNG Transportation Company Limited	Teekay LNG Operating LLC	30%	Hong Kong
	CETS Investment Management (HK) Co. Ltd., China LNG Shipping (Holdings) Limited	70%
65. Polar Spirit L.L.C.	Teekay LNG Holdings L.P.	100%	Marshall Islands
66. Solaia Shipping LLC	Teekay LNG Holdco LLC Exmar LNG Investments Limited*	50% 50%	Liberia
67. Taizhou Hull No. WZL 0501 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
68. Taizhou Hull No. WZL 0502 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
69. Taizhou Hull No. WZL 0503 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
70. Tangguh Hiri Finance Limited	Teekay BLT Corporation	100%	United Kingdom
71. Tangguh Hiri Operating Limited	Teekay BLT Corporation	100%	United Kingdom
72. Tangguh Sago Finance Limited	Teekay BLT Corporation	100%	United Kingdom
73. Tangguh Sago Operating Limited	Teekay BLT Corporation	100%	United Kingdom
74. TC LNG Shipping L.L.C.	Teekay LNG Operating LLC	50%	Marshall Islands
	China LNG Shipping (Holdings) Limited	50%	Hong Kong
75. Teekay BLT Corporation	Teekay Tangguh Holdings Corporation	70%	Marshall Islands
	BLT LNG Tangguh Corporation*	30%
76. Teekay II Iberia, S.L.	Teekay Spain SL	100%	Spain
77. Teekay LNG Finance Corp.	Teekay LNG Partners LP	100%	Marshall Islands

78. Teekay LNG Holdco L.L.C.	Teekay LNG Holdings LP	100%	Marshall Islands
79. Teekay LNG Holdings L.P.	Teekay LNG Operating LLC	98%	United States
	Teekay LNG US GP LLC	1%
	Teekay GP LLC	1%
80. Teekay LNG Operating L.L.C.	Teekay LNG Partners LP	100%	Marshall Islands
81. Teekay LNG US GP L.L.C.	Teekay LNG Operating LLC	100%	Marshall Islands
82. Teekay Luxembourg S.a.r.l.	Teekay LNG Operating LLC	100%	Luxembourg
83. Teekay Nakilat (II) Limited	Teekay Nakilat Corporation	100%	United Kingdom
84. Teekay Nakilat (III) Corporation	Teekay Nakilat (III) Holdings Corporation QGTC Nakilat (1643.6) Holdings Corporation*	40% 60%	Marshall Islands
85. Teekay Nakilat (III) Holdings Corporation	Teekay LNG Operating LLC	100%	Marshall Islands
86. Teekay Nakilat Corporation	Teekay Nakilat Holdings Corporation	70%	Marshall Islands
	Qatar Gas Transport Co. Ltd.*	30%
87. Teekay Nakilat Holdings Corporation	Teekay LNG Operating LLC	100%	Marshall Islands
88. Teekay Nakilat Replacement Purchaser L.L.C.	Teekay Nakilat Corporation	100%	Marshall Islands
89. Teekay Servicios Maritimos, S.L.	Naviera Teekay Gas II, S.L.	25%	Spain
	Naviera Teekay Gas III, S.L.	25%
	Naviera Teekay Gas IV, S.L.	25%
	Naviera Teekay Gas, S.L.	25%
90. Teekay Shipping Spain, S.L.	Teekay II Iberia SL	72.8%	Spain
	Teekay Spain SL	27.2%
91. Teekay Spain, S.L.	Teekay Luxembourg S.a.r.l.	100%	Spain
92. Teekay Tangguh Borrower L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands
93. Teekay Tangguh Holdings Corporation	Teekay Tangguh Borrower LLC	100%	Marshall Islands
94. Wilforce L.L.C.	Teekay LNG Holdco L.L.C.	100%	Marshall Islands
95. Wilpride L.L.C.	Teekay LNG Holdco L.L.C.	100%	Marshall Islands
96. Zhonghua Hull No. 451 L.L.C.	Teekay LNG Holdco LLC	100%	Marshall Islands

Schedule 3-B

Teekay Offshore Partners L.P.

Operating Subsidiaries

1.	The Partnership directly owns:

(a)	all of the issued and outstanding capital stock of Teekay Offshore Finance Corp., a Marshall Islands corporation;

(b)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(c)	100% of the outstanding stock of Teekay FSO Finance Pty Ltd., an Australian corporation, which owns 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”);

(d)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(e)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which owns a 1% interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”);

(f)	a 100% membership interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“Teekay Offshore Holdings”);

(g)	a 100% membership interest in Teekay Al Rayyan L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Lambada Spirit. L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Teekay Shuttle Tanker Finance L.L.C., a Marshall Islands limited liability company (“Teekay Shuttle Tankers”);

(k)	a 100% membership interest in Piranema L.L.C., a Marshall Islands limited liability company;

(l)	a 0.01% interest in Teekay Piranema Servicos de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil;

(m)	a 100% interest in Teekay Offshore Operating GP LLC, a Marshall Islands limited liability company, which owns a 0.91% interest in Teekay Offshore Operating LP, a Marshall Islands limited liability company (“Operating Company”); and

(n)	a 99.09% interest in the Operating Company.

2.	TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

3.	The Operating Company directly owns:

(a)	a 100% membership interest in Pattani Spirit L.L.C., a Marshall Islands limited liability company (“Pattani Spirit”);

(b)	100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

(c)	a 99.99% interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);

(d)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”);

(e)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”), which owns 100% of the outstanding stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”);

(f)	100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit and directly owns a 0.01% interest in Karratha Spirit, which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;

(g)	100% of the ownership interests in Navigator Spirit L.L.C. (formerly known as SPT Navigator L.L.C.), a Marshall Islands limited liability company (“Navigator Spirit”);

(h)	100% of the ownership interests in SPT Explorer L.L.C., a Marshall Islands limited liability company (“SPT Explorer”);

(i)	100% of the ownership interests in Amundsen Spirit L.L.C., a Marshall Islands limited liability company (“Amundsen Spirit”);

(j)	100% membership interest in Nansen Spirit L.L.C., a Marshall Islands limited liability company (“Nansen Spirit”);

(k)	a 100% membership interest in Scott Spirit L.L.C., a Marshall Islands limited liability company (“Scott Spirit”); and

(l)	100% of ownership interest in Peary Spirit L.L.C., a Marshall Islands limited liability company. (“Peary Spirit”).

4.	Nordic Holdings directly owns:

(a)	a 50% membership interest in Partrederiet Stena Ugland Shuttle Tankers III DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Natalita”);

(b)	a 50% membership interest in Stena Spirit L.L.C., an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio L.L.C., a Marshall Islands limited liability company (“Nordic Rio”);

(d)	a 100% membership interest in Apollo Spirit L.L.C., a Marshall Islands limited liability company (“Apollo Spirit”); and

(e)	a 100% membership interest in Clipper L.L.C., a Marshall Islands limited liability company (“Clipper”).

5.	Apollo Spirit directly owns an 89% membership interest KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

6.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”).

7.	Norsk Teekay directly owns

(a)	100% of the outstanding stock of Teekay Norway HiLoad AS, a Norwegian corporation; and

(b)	100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

8.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”);

(b)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

(c)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”); and

(d)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”).

9.	Ugland Nordic directly owns:

(a)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Sirita”); and

(b)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Alexita”).

10.	Navion Offshore directly owns 100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation, which directly owns 66.67% of the outstanding preferred stock of Partrederiet Teekay Shipping Partners DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Heidrun Shuttles”).

11.	TOEH directly owns:

(a)	a 100% interest in VARG Production AS, a Norwegian corporation;

(b)	100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which owns a 99.99% interest in Piranema Servicios de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil;

(c)	100% of the outstanding stock of ALP Maritime Group B.V., a Dutchco which directly owns 100% of the outstanding stock of ALP Maritime Services B.V., a Dutchco, ALP Maritime Holding B.V., a Dutchco (“ALP Maritime Holding”), and ALP Ocean Towage Holding B.V., a Dutchco (“ALP Towage Holding”);

(d)	100% of the outstanding stock of Logitel Offshore Holding AS, a Norwegian corporation);

(e)	100% of the outstanding stock of Petrojarl I Production AS, a Norwegian corporation, which owns a 0.01% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(f)	a 99.9% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(g)	100% of the outstanding stock of Teekay Petrojarl Offshore Siri AS, a Norwegian corporation, which owns a 1% interest in Teekay Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”);

(h)	a 50% interest in OOGTK Libra GmbH, a limited liability company registered with the register of companies in the Republic of Austria, which owns a nominal interest in OOGTK Libra GmbH & Co KG, a limited liability company registered with the register of companies in the Republic of Austria (“OOGTK Libra”);

(i)	a 50% interest in OOGTK Libra; and

(j)	100% of the outstanding stock of Teekay Grand Banks Shipping AS (“Teekay GB”), a Norwegian corporation, which directly owns a 100% of the outstanding stock of Teekay Grand Banks AS (“Teekay GB AS”), a Norwegian corporation.

12.	Teekay Navion directly owns:

(a)	100% of the outstanding shares of Gina Krog Offshore Pte. Ltd., a Singapore corporation;

(b)	100% of the outstanding shares of Logitel Offshore Holdings Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding shares of Logitel Offshore Pte. Ltd., a Singapore corporation.

13.	ALP Maritime Services B.V. directly owns 100% of ALP Maritime Contractors B.V., a Dutchco.

14.	ALP Maritime Holding directly owns:

(a)	100% of the outstanding stock of ALP Defender B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Keeper B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Striker B.V., a Dutchco; and

(d)	100% of the outstanding stock of ALP Sweeper B.V., a Dutcho.

15.	ALP Towage Holding directly owns:

(a)	100% of the outstanding stock of ALP Guard B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Winger B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Centre B.V., a Dutchco;

(d)	100% of the outstanding stock of ALP Forward B.V., a Dutchco;

(e)	100% of the outstanding stock of ALP Ace B.V., a Dutchco; and

(f)	100% of the outstanding stock of ALP Ippon B.V., a Dutchco.

16.	Logitel Offshore Pte. Ltd., a Singapore corporation directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Rig I Pte. Ltd., a Singapore corporation;

(b)	100% of the outstanding shares of Logitel Offshore Rig II Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding stock of Logitel Offshore Norway AS, a Norwegian corporation.

17.	Teekay Offshore Holdings directly owns:

(a)	a 100% membership interest in Teekay Hiload LLC, a Marshall Islands limited liability company;

(b)	a 100% membership interest in Gina Krogg L.L.C., a Marshall Islands limited liability company;

(c)	a 100% interest in Tiro Sidon L.L.C., a Marshall Islands limited liability company (“Tiro Sidon”);

(d)	a 100% interest in Voyageur L.L.C., a Marshall Islands limited liability company which directly owns 100% of the shares of Teekay Voyageur Production Limited, a company incorporated under the Companies Act of Scotland;

(e)	a 100% membership interest in Logitel Offshore Rig I L.L.C., a Marshall Islands limited liability company;

(f)	a 100% membership interest in Logitel Offshore Rig II L.L.C., a Marshall Islands limited liability company;

(g)	a 100% membership interest in Logitel Offshore Rig III L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Logitel Offshore Rig IV L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Siri Holdings L.L.C., a Marshall Islands limited liability company (“Siri Holdings”);

(j)	a 100% membership interest in Logitel Offshore L.L.C., a Marshall Islands limited liability company

(k)	a 100% membership interest in Petrojarl I L.L.C., a Marshall Islands limited liability company; and

(l)	a 99% interest in TOEH.

18.	Teekay Shuttle Tankers directly owns:

(a)	a 100% interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company; and

(b)	a 100% interest in Sertanejo Spirit L.L.C., a Marshall Islands limited liability company.

19.	Siri Holdings directly owns:

(a)	a 100% membership interest in T.P.O. Siri LLC, a Marshall Islands limited liability company (“Siri FPSO”); and

(b)	a 99% interest in Petrojarl Producao.

20.	Tiro Sidon directly owns:

(a)	a 1% partnership interest in Tiro Sidon UK L.L.P., a limited liability partnership incorporated in England and Wales under the Limited Liability Partnerships Act of 2000 (“Tiro Sidon UK”);

(b)	a 100% membership interest in Tiro Sidon Holdings L.L.C., a Marshall Islands limited liability company, which owns a 99% partnership interest in Tiro Sidon UK; and

(c)	a 50% interest in OOG-TKP Oil Services, Ltd., a company organized under the laws of the Cayman Islands.

21.	Tiro Sidon UK directly owns:

(a)	a 50% ownership interest in OOG-TKP FPSO GmbH, a limited liability company registered with the register of companies in the Republic of Austria; and

(b)	a 50% partnership interest in OOG-TKP FPSO GmbH & Co KG, a limited partnership registered with the register of companies in the Republic of Austria, which owns 99.9% of OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil and a 100% interest in OOG-TKP Operator Holdings, Ltd., a company organized under the laws of the Cayman Islands (“OOG-TKP Operator”).

22.	OOG-TKP Operator owns 0.1% of OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil, and 0.1% of ODGTK Libra Producao de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil.

23.	OOGTK Libra owns:

(a)	100% interest in OOGTK Libra Operator Holdings Limited (“OGGTK Libra Operator”), a company organized under the laws of the Cayman Islands (“OOGTK Libra Operator”); and

(b)	99.9% interest in OOGTK Libra Producao de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil.

24.	Teekay GB AS directly owns:

(a)	100% of Teekay (Atlantic) Management ULC, a Canadian unlimited liability corporation, and 100% of Teekay (Atlantic) Chartering ULC, a Canadian unlimited liability corporation.

Schedule 3-C

Teekay Tankers Ltd.

Operating Subsidiaries

COMPANY NAME
1. Americas Spirit L.L.C.	Marshall Islands
2. Ashkini Spirit L.L.C.	Marshall Islands
3. Athens Spirit L.L.C.	Marshall Islands
4. Atlanta Spirit L.L.C.	Marshall Islands
5. Australian Spirit L.L.C.	Marshall Islands
6. Axel Spirit L.L.C.	Marshall Islands
7. Barcelona Spirit L.L.C.	Marshall Islands
8. Beijing Spirit L.L.C.	Marshall Islands
9. Donegal Spirit L.L.C.	Marshall Islands
10. Erik Spirit L.L.C.	Marshall Islands
11. Esther Spirit L.L.C.	Marshall Islands
12. Everest Spirit Holding L.L.C.	Marshall Islands
13. Galway Spirit L.L.C.	Marshall Islands
14. Ganges Spirit L.L.C.	Marshall Islands
15. Gemini Tankers L.L.C.	United States
16. Godavari Spirit L.L.C.	Marshall Islands
17. Helga Spirit L.L.C.	Marshall Islands
18. High-Q Investments Limited	Hong Kong
19. Hugli Spirit L.L.C.	Marshall Islands
20. Iskmati Spirit L.L.C.	Marshall Islands

21. Kanata Spirit Holding L.L.C.	Marshall Islands
22. Kareela Spirit Holding L.L.C.	Marshall Islands
23. Kaveri Spirit L.L.C.	Marshall Islands
24. Kyeema Spirit Holding L.L.C.	Marshall Islands
25. Laurel Shipping L.L.C.	Marshall Islands
26. Limerick Spirit L.L.C.	Marshall Islands
27. London Spirit L.L.C.	Marshall Islands
28. Los Angeles Spirit L.L.C.	Marshall Islands
29. Mahanadi Spirit L.L.C.	Marshall Islands
30. Matterhorn Spirit L.L.C.	Marshall Islands
31. Montreal Spirit L.L.C.	Marshall Islands
32. Moscow Spirit L.L.C.	Marshall Islands
33. Narmada Spirit L.L.C.	Marshall Islands
34. Nassau Spirit Holding L.L.C.	Marshall Islands
35. Pinnacle Spirit L.L.C.	Marshall Islands
36. Rio Spirit L.L.C.	Marshall Islands
37. Seoul Spirit L.L.C.	Marshall Islands
38. SPT Inc.	USA
39. SPT Marine Services Ltd.	United Kingdom
40. SPT Marine Transfer Services Ltd.	Bermuda
41. STX Hull No. S1672 L.L.C.	Marshall Islands
42. STX Hull No. S1673 L.L.C.	Marshall Islands
43. STX Hull No. S1674 L.L.C.	Marshall Islands

44. STX Hull No. S1675 L.L.C.	Marshall Islands
45 Summit Spirit L.L.C.	Marshall Islands
46. Sydney Spirit L.L.C.	Marshall Islands
47. Taurus Tankers L.L.C.	Marshall Islands
48. Teekay Chartering Limited	Marshall Islands
49. Teekay Guardian L.L.C.	Marshall Islands
50. Teekay Lightering Services Ltd.	Marshall Islands
51. Teekay Marine (Glasgow) Ltd.	United Kingdom
52. Teekay Marine (Singapore) Pte Ltd	Singapore
53. Teekay Marine Ltd.	Marshall Islands
54. Teekay Marine Transfer Services L.L.C.	United States
56. Teekay Tanker Operations Ltd.	Marshall Islands
57. Teekay Tankers Holdings Limited	Marshall Islands
58. Teekay Tankers TS Hull No. S-1415 L.L.C	Marshall Islands
59. Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands
60. Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands
61. Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands
62. Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands
63. Teesta Spirit L.L.C.	Marshall Islands
64. Tokyo Spirit L.L.C.	Marshall Islands
65. VLCC A Investment L.L.C.	Marshall Islands
66. VLCC B Investment L.L.C.	Marshall Islands
67. Yamuna Spirit L.L.C.	Marshall Islands

68. Zenith Spirit L.L.C.	Marshall Islands
69. Skaugen Petrotrans Inc.	USA
70. Freeport Landholdings LLC	USA

Schedule 3-D

Teekay Corporation

Subsidiary Companies List

COMPANY NAME	JURISDICTION
1. Alliance Chartering L.L.C.	Marshall Islands
2. Alliance Chartering Pty Limited	Australia
3. Alliance Tankers L.L.C.	Marshall Islands
4. Alta Shipping, S.A.	Spain
5. Australian Tankships Agency Pty Ltd	Australia
6. Banff LLC	Marshall Islands
7. Bona Shipholding Ltd.	Bermuda
8. C VLCC L.L.C.	Marshall Islands
9. Conoco Shipping & Marine Development L.L.C.	Liberia
10. Cork Spirit L.L.C.	Marshall Islands
11. Frame Investments LLC	Marshall Islands
12. Gemini Pool L.L.C.	Marshall Islands
13. Golar Nor (UK) Limited	United Kingdom
14. HMD Hull No. 2111 L.L.C.	Marshall Islands
15. Hummingbird Holdings L.L.C.	Marshall Islands
16. Hummingbird Spirit L.L.C.	Marshall Islands
17. Iliad International AS	Norway
18. Iliad International Inc.	Marshall Islands
19. Knarr LLC	Marshall Islands
20. Krepako Inc.	Marshall Islands
21. Mayon Spirit L.L.C.	Marshall Islands
22. Nordic Akarita Investment AS	Norway
23. Nordic Troll & Trym L.L.C.	Marshall Islands
24. OMI Corporation	Marshall Islands
25. Orkney Spirit L.L.C.	Marshall Islands
26. Petrojarl IV DA	Norway
27. Petrotrans Holdings Limited	Bermuda
28. Polarc L.L.C.	Marshall Islands
29. Rainier Spirit L.L.C.	Marshall Islands
30. Remora AS	Norway
31. Samar Spirit L.L.C.	Marshall Islands
32. Sebarok Spirit L.L.C.	Marshall Islands
33. Senang Spirit L.L.C.	Marshall Islands
34. Sevan Marine ASA	Norway
35. Somjin Shipping L.L.C.	Marshall Islands
36. SPT Ltd.	Bermuda
37. SPT Offshore L.L.C.	United States
38. Station Place, Inc.	Marshall Islands
39. Taurus Tankers Ltd.	United Kingdom

40. Teekay Acquisition Holdings L.L.C.	Marshall Islands
41. Teekay Bulkers Investments Ltd.	Marshall Islands
42. Teekay Bulkers Management Services Ltd	Marshall Islands
43. Teekay Business Process Services, Inc.	Philippines
44. Teekay Crewing Services Pty Ltd	Australia
45. Teekay Cyprus Limited	Cyprus
46. Teekay Delaware Chartering Services L.L.C.	United States
47. Teekay do Brasil Servicos Maritimos Ltda	Brazil
48. Teekay Finance Limited	Bermuda
49. Teekay FSO Finance Pty Ltd.	Australia
50. Teekay GP L.L.C.	Marshall Islands
51. Teekay Holdings Australia Pty Ltd.	Australia
52. Teekay Holdings Limited	Bermuda
53. Teekay Hummingbird Production Limited	United Kingdom
54. Teekay International Ship Chartering Services Inc. (IBC)	Barbados
55. Teekay Knarr AS	Norway
56. Teekay Lightering Services L.L.C.	Marshall Islands
57. Teekay LNG Projects Ltd.	Canada
58. Teekay Marine Pty Ltd.	Australia
59. Teekay Marine Services (Shanghai) Co., Ltd.	China
60. Teekay Marine Services GmbH	Germany
61. Teekay Norway (Marine HR) AS	Norway
62. Teekay Offshore Crewing AS	Norway
63. Teekay Petrojarl Crewing Services Pte Ltd	Norway
64. Teekay Petrojarl Floating Production UK Ltd.	United Kingdom
65. Teekay Petrojarl Offshore Crew AS	Norway
66. Teekay Petrojarl Offshore LLC	Marshall Islands
67. Teekay Petrojarl Production AS	Norway
68. Teekay Petrojarl UK Limited	United Kingdom
69. Teekay Services Holdings Cooperatief U.A.	Netherlands
70. Teekay Shipbuilding Supervision Services LLC	Marshall Islands
71. Teekay Shipping (Australia) Pty Ltd	Australia
72. Teekay Shipping (Barbados) Ltd.	Barbados
73. Teekay Shipping (Canada) Ltd.	Canada
74. Teekay Shipping (Glasgow) Ltd.	United Kingdom
75. Teekay Shipping (India) Pvt. Ltd.	India
76. Teekay Shipping (Singapore) Pte Ltd	Singapore
77. Teekay Shipping (UK) Limited	United Kingdom
78. Teekay Shipping (USA), Inc.	United States

79. Teekay Shipping Limited	Bermuda
80. Teekay Shipping Nominees Pty Ltd.	Australia
81. Teekay Shipping Norway AS	Norway
82. Teekay Shipping Philippines, Inc.	Philippines
83. Teekay Shipping Services, Inc.	Liberia
84. Teekay Tankers Management Services Ltd.	Marshall Islands
85. Teekay Transport, Inc.	Liberia
86. Tiro Sidon AS	Norway
87. TPO Investments AS	Norway
88. TPO Investments Inc.	Marshall Islands
89. Ugland Stena Storage AS	Norway
90. VLCC C Investment L.L.C	Marshall Islands
91. VSSI Guaranty L.L.C.	United States

Schedule 4

Teekay Corporation

Fleet List

Teekay Offshore Partners Fleet List

Fixed-Rate Shuttle Tankers - Owned	Percent Ownership	Year Built	Flag
Navion Torinita	100%	1992	Bahamas
Navion Europa**	67%	1995	Bahamas
Navion Britannia	100%	1998	Bahamas
Navion Scandia	100%	1998	Bahamas
Stena Alexita*	50%	1998	Bahamas
Navion Marita	100%	1999	Bahamas
Navion Hispania	100%	1999	Canada
Navion Oceania	100%	1999	Bahamas
Navion Anglia	100%	1999	Bahamas
Stena Sirita*	50%	1999	Bahamas
Navion Bergen	100%	2000	Bahamas
Navion Oslo	100%	2001	Bahamas
Stena Natalita*	50%	2001	Bahamas
Stena Spirit*	50%	2001	Bahamas
Nordic Spirit	100%	2001	Bahamas
Petronordic	100%	2002	Bahamas
Petroatlantic	100%	2003	Bahamas
Navion Stavanger	100%	2003	Bahamas
Nordic Rio*	50%	2004	Bahamas
Nordic Brasilia	100%	2004	Bahamas
Navion Gothenburg*	50%	2006	Bahamas
Amundsen Spirit	100%	2010	Bahamas
Nansen Spirit	100%	2010	Bahamas
Peary Spirit	100%	2011	Bahamas
Scott Spirit	100%	2011	Bahamas
Samba Spirit	100%	2013	Bahamas
Lambada Spirit	100%	2013	Bahamas
Bossa Nova Spirit	100%	2013	Bahamas
Sertanejo Spirit	100%	2013	Bahamas

(* 50% owned through joint ventures)
(** 67% owned through a joint venture)

Subtotal	29

Fixed-Rate Shuttle Tankers - In-chartered	Percent Ownership	Year Built	Flag
Aberdeen	*	1996	Bahamas
Jasmine Knutsen	*	2005	Canada
Heather Knutsen	*	2005	Canada

Subtotal	3

Fixed-Rate Shuttle Tankers - On Order	Percent Ownership	Year Built	Flag
Shuttle NB #1	100%	2017
Shuttle NB #2	100%	2017
Shuttle NB #3	100%	2018

Subtotal	3

HiLoad Dynamic Positioning Unit - Owned	Percent Ownership	Year Built	Flag
HiLoad DP No. 1	100%	2010	Cyprus

Subtotal	1

Conventional Tankers - Owned	Percent Ownership	Year Built	Flag
Fuji Spirit	100%	2003	Bahamas
Kilimanjaro Spirit	100%	2004	Bahamas
SPT Explorer	100%	2008	Bahamas
Navigator Spirit	100%	2008	Bahamas

Subtotal	4

Fixed-Rate Floating Storage Offtake Vessels (FSO) - Owned	Percent Ownership	Year Built	Flag
Apollo Spirit	89%	1978	Liberia
Dampier Spirit	100%	1987	Bahamas
Pattani Spirit	100%	1988	Bahamas
Navion Saga	100%	1991	Bahamas
Falcon Spirit	100%	1986	Bahamas
Suksan Salamander	100%	1993	Bahamas

Subtotal	6

Fixed-Rate Floating Storage Offtake Vessels (FSO) - Under Conversion	Percent Ownership	Year Built	Flag
Randgrid (Gina Krog FSO)	100%	1995	Bahamas

Subtotal	1

Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Year Built	Flag
Petrojarl Varg	100%	1998	Bahamas
Petrojarl Cidade de Rio das Ostras	100%	1981	Bahamas
Petrojarl I	100%	1986	Bahamas
Voyageur Spirit	100%	2008	Bahamas
Piranema Spirit	100%	2007	Bahamas
Petrojarl Cidade de Itajai	50%	2012	Bahamas
Petrojarl Knarr	100%	2014	Bahamas

Subtotal	7

Fixed-Rate Floating Production Storage Offtake Vessels - Under Conversion	Percent Ownership	Year Built	Flag
Navion Norvegia (Libra FPSO)	100%	1995	Bahamas

Subtotal	1

Unit for Maintenance and Safety - Owned	Percent Ownership	Year Built	Flag
Arendal Spirit	100%	2015	Bahamas

Subtotal	1

Unit for Maintenance and Safety - On Order	Percent Ownership	Year Built	Flag
Floating Accommodation Unit - N381	100%	2015
Floating Accommodation Unit - N675	100%	2016

Subtotal	2

Long Distance Towing and Anchor Handling Vessels - Owned	Percent Ownership	Year Built	Flag
ALP Ace	100%	2006	Netherlands
ALP Winger	100%	2007	Netherlands
ALP Ippon	100%	2007	Netherlands
ALP Forward	100%	2008	Netherlands
ALP Guard	100%	2009	Netherlands
ALP Centre	100%	2010	Netherlands

Subtotal	6

Long Distance Towing and Anchor Handling Vessels - On Order	Percent Ownership	Year Built	Flag
Niigata Hull N-0081	100%	2016
Niigata Hull N-0082	100%	2016
Niigata Hull N-0083	100%	2016
Niigata Hull N-0084	100%	2016

Subtotal	4

Teekay Offshore Partners Fleet List	Number of Vessels
	Owned Vessels	Chartered-in Vessels	Newbuildings on Order	Total
Shuttle Tankers	29	3	3	35
HiLoad Dynamic Positioning Unit	1	—	—	1
Conventional Tankers	4	—	—	4
Floating Storage & Offtake (“FSO”) Vessels	6	—	1	7
Floating Production Storage & Offtake (“FPSO”) Units	7	—	1	8
Unit for Maintenance and Safety (“UMS”)	1	—	2	3
Long Distance Towing and Anchor Handling Vessels	6		4	10

Total	54	3	11	68

Teekay LNG Partners Fleet List

Fixed-Rate LNG Carriers	Percent Ownership	Year Built	Flag
Arctic Spirit	100%	1993	Bahamas
Polar Spirit	100%	1993	Bahamas
Excalibur	50%	2002	Belgium
Hispania Spirit	100%	2002	Spain
Catalunya Spirit	100%	2003	Spain
Galicia Spirit	100%	2004	Spain
Madrid Spirit	100%	2004	Spain
Excelsior	50%	2005	Belgium
Al Marrouna	70%	2006	Bahamas
Al Areesh	70%	2007	Bahamas
Al Daayen	70%	2007	Bahamas
Methane Spirit	52%	2008	Singapore
Marib Spirit	52%	2008	Marshall Islands
Arwa Spirit	52%	2008	Marshall Islands
Tangguh Hiri	70%	2008	Bahamas
Al Huwaila	40%	2008	Bahamas
Al Kharsaah	40%	2008	Bahamas
Al Shamal	40%	2008	Bahamas
Al Khuwair	40%	2008	Bahamas
Magellan Spirit	52%	2009	Danish Int’l Reg.
Tangguh Sago	70%	2009	Bahamas
Woodside Donaldson	52%	2009	Singapore
Meridian Spirit	52%	2010	Danish Int’l Reg.
Soyo	33%	2011	Bahamas
Malanje	33%	2011	Bahamas
Lobito	33%	2011	Bahamas
Cubal	33%	2012	Bahamas
Wilforce	100%	2013	Norwegian Int’l Reg.
Wilpride	100%	2013	Norwegian Int’l Reg.

Subtotal	29

Fixed-Rate LNG Carrier Newbuildings	Percent Ownership	Year Built	Flag
MEGI LNG - Hull 2407	100%	2016
MEGI LNG - Hull 2408	100%	2016
MEGI LNG - Hull 2411	100%	2017
MEGI LNG - Hull 2416	100%	2017
MEGI LNG - Hull 2417	100%	2017
MEGI LNG - Hull 2453	100%	2018
MEGI LNG - Hull 2454	100%	2018
MEGI LNG - Hull 2455	100%	2018
MEGI LNG - Hull 2461	100%	2018
Hudong Zhonghua LNG - Hull 1663	30%	2017
Hudong Zhonghua LNG - Hull 1664	30%	2018
Hudong Zhonghua LNG - Hull 1665	20%	2018
Hudong Zhonghua LNG - Hull 1666	20%	2019
ARC7 Icebreaker LNG - Hull 2423	50%	2018
ARC7 Icebreaker LNG - Hull 2425	50%	2018
ARC7 Icebreaker LNG - Hull 2430	50%	2019
ARC7 Icebreaker LNG - Hull 2431	50%	2019
ARC7 Icebreaker LNG - Hull 2433	50%	2020
ARC7 Icebreaker LNG - Hull 2434	50%	2020
MEGI LNG - Hull S856	100%	2019
MEGI LNG - Hull S857	100%	2019

Subtotal	21

LPG Carrier - Owned	Percent Ownership	Year Built	Flag
Courcheville	50%	1989	Belgium
Kemira Gas	50%	1995	Belgium
Touraine	50%	1996	Hong Kong
Brugge Venture	50%	1997	Hong Kong
Eupen	50%	2005	Belgium
Bastogne	50%	2002	Belgium
Norgas Napa	100%	2003	Singapore
Libramont	50%	2006	Belgium
Sombeke	50%	2006	Belgium
Norgas Pan	100%	2009	Singapore
Norgas Cathinka	100%	2009	Singapore
Norgas Camilla	100%	2011	Singapore
Norgas Unikum	100%	2011	Singapore
Norgas Vision	100%	2011	Singapore
Waasmuntster	50%	2014	Belgium
Warinsart	50%	2014	Belgium
Waregem	50%	2014	Belgium
Warisoulx	50%	2015	Belgium
Kaprijke	50%	2015	Belgium

Subtotal	19

LPG Carrier - In-chartered	Percent Ownership	Year Built	Flag
Brussels	*	1997	Belgium
Antwerpen	*	2005	Hong Kong
Odin	*	2005	Singapore
BW Tokyo	*	2009	Singapore

Subtotal	4

LPG Carrier - Newbuildings	Percent Ownership	Year Built	Flag
HHIC Hull P0101	50%	2016	Belgium
HHIC Hull P0102	50%	2016	Belgium
HHIC Hull P0103	50%	2016	Belgium
HHIC Hull P0126	50%	2017	Belgium
HHIC Hull P0127	50%	2017	Belgium
HHIC Hull P0135	50%	2017	Belgium
HHIC Hull P0137	50%	2018	Belgium

Subtotal	7

Fixed-rate Conventional Tankers – Owned	Percent Ownership	Year Built	Flag
African Spirit	100%	2003	Bahamas
European Spirit	100%	2003	Bahamas
Teide Spirit	*	2004	Spain
Asian Spirit	100%	2004	Bahamas
Toledo Spirit	*	2005	Spain
Bermuda Spirit	100%	2009	Bahamas
Hamilton Spirit	100%	2009	Bahamas

Subtotal	7

Fixed-rate Product Tankers - Owned	Percent Ownership	Year Built	Flag
Alexander Spirit	100%	2007	Bahamas

Subtotal	1

Teekay LNG Partners Fleet List	Number of Vessels
	Owned Vessels	Chartered-in vessels	Newbuildings on Order	Total
LNG Carriers	29	—	21	50
LPG Carriers	19	4	7	30
Suezmax Tankers	7	—	—	7
Product Tanker	1	—	—	1

Total	56	4	28	88

Teekay Tankers Fleet List

Conventional Tankers - Owned	Percent Ownership	Year Built	Flag
Product Tanker
Mahanadi Spirit	100%	2000	Bahamas
Teesta Spirit	100%	2004	Bahamas
Hugli Spirit	100%	2005	Bahamas
Donegal Spirit	100%	2006	Bahamas
Galway Spirit	100%	2007	Bahamas
Limerick Spirit	100%	2007	Bahamas
Seletar Spirit	100%	2010	Bahamas
Sebarok Spirit	100%	2011	Bahamas
Luzon Spirit	100%	2011	Marshall Islands
Leyte Spirit	100%	2011	Bahamas
Aframax
Kanata Spirit	100%	1999	Bahamas
Kareela Spirit	100%	1999	Bahamas
Kyeema Spirit	100%	1999	Bahamas
Americas Spirit	100%	2003	Bahamas
Australian Spirit	100%	2004	Bahamas
Everest Spirit	100%	2004	Bahamas
Axel Spirit	100%	2004	Bahamas
Esther Spirit	100%	2004	Bahamas
Matterhorn Spirit	100%	2005	Bahamas
Helga Spirit	100%	2005	Bahamas
Erik Spirit	100%	2005	Bahamas
Yamato Spirit	100%	2008	Bahamas
Suezmax
Yamuna Spirit	100%	2002	Bahamas
Ganges Spirit	100%	2002	Bahamas
Narmada Spirit	100%	2003	Malta
Ashkini Spirit	100%	2003	Bahamas
Iskmati Spirit	100%	2003	Bahamas
Kaveri Spirit	100%	2004	Bahamas
Godavari Spirit	100%	2004	Malta
Seoul Spirit	100%	2005	Bahamas
Montreal Spirit	100%	2006	Bahamas
Tokyo Spirit	100%	2006	Bahamas
Los Angeles Spirit	100%	2007	Bahamas
Pinnacle Spirit	100%	2008	Bahamas
Summit Spirit	100%	2008	Bahamas
Zenith Spirit	100%	2009	Bahamas
Beijing Spirit	100%	2010	Bahamas
Moscow Spirit	100%	2010	Bahamas
Atlanta Spirit	100%	2011	Bahamas
London Spirit	100%	2011	Bahamas
Barcelona Spirit	100%	2011	Bahamas
Athens Spirit	100%	2012	Bahamas
Sydney Spirit	100%	2012	Bahamas
Rio Spirit	100%	2013	Bahamas
VLCC
Hong Kong Spirit	50%	2013	Hong Kong

Subtotal	45

Conventional Tankers - In-chartered	Percent Ownership	Year Built	Flag
Product Tanker
Four Wind	*	2009	Italy
Swarna Kamal	*	2010	India
FPMC P Hero	*	2011	Liberia
Aframax
Blue River	*	2002	Liberia
Desh Bhakt	*	2003	India
Astro Saturn	*	2003	Greece
BM Breeze	*	2008	Panama
Yasa Golden Dardanelles	*	2008	Marshall Islands
Yasa Golden Marmara	*	2008	Marshall Islands
SN Claudia	*	2009	Italy
RBD Anema E Core	*	2010	Italy
Maersk Jamnagar	*	2011	Panama

Subtotal	12

Teekay Tankers Fleet List	Number of Vessels
	Owned Vessels	Chartered-in vessels	Newbuildings on Order	Total
Product Tankers	10	3	—	13
Aframax Tankers	12	9	—	21
Suezmax Tankers	22	—	—	22
VLCC Tankers	1	—	—	1

Total	45	12	—	57

Teekay Corporation Fleet List

Aframax Tankers - In-chartered	Percent Ownership	Year Built	Flag
Constitution Spirit	*	1999	Marshall Islands
Sentinel Spirit	*	1999	Marshall Islands

Subtotal	2

VLCC - Owned	Percent Ownership	Year Built	Flag
Shoshone Spirit	100%	2011	Marshall Islands

Subtotal	1

Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Year Built	Flag
Petrojarl Foinaven	100%	1998	Bahamas
Petrojarl Banff	100%	1998	Isle of Man
Hummingbird Spirit	100%	2007	Bahamas

Subtotal	3

Infield Support Vessels - On Order	Percent Ownership	Year Built	Flag
Hull H1097	50%	2016
Hull H1098	50%	2016
Hull H1099	50%	2016

Subtotal	3

Teekay Corporation Fleet List	Number of Vessels
	Owned Vessels	Chartered-in Vessels	Newbuildings / Conversions	Total
Spot Tanker Fleet:

VLCC	1	—	—	1

Aframaxes	—	2	—	2

Total Spot Tankers	1	2	—	3
Fixed-rate Fleet
Floating Production Storage & Offtake (“FPSO”) Units	3	—	—	3

Infield Support Vessels			3	3

Total Fixed Rate	3	—	3	6

Total	4	2	3	9

Annex A-1

Form of Opinion of Watson Farley & Williams LLP, Marshall Islands counsel for the Company

(1)	The Company is a corporation domesticated, validly existing and in good standing under Marshall Islands Law and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Time of Sale Information and the Offering Memorandum.

(2)	Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), owns of record 100% of the membership interests in each of Teekay GP L.L.C. (“TGP GP”), and Teekay Offshore GP L.L.C. (“TOO GP”), each a limited liability company formed under Marshall Islands Law. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP and the limited liability company agreement of TOO GP, respectively, and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the respective limited liability company agreements of TGP GP and TOO GP).

(3)	TGP GP directly owns of record a 2.0% general partner interest (excluding preferred units) in Teekay LNG Partners L.P., a limited partnership formed under Marshall Islands Law (“TGP”), and is the sole general partner of TGP. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP (as amended or restated prior to the date hereof, the “TGP LPA”). To our knowledge, TGP GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions. The term “Claim Exceptions” with respect to any limited liability company membership interest, shareholding interest, or limited partnership interest as used herein shall mean: (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Time of Sale Information or the Offering Memorandum, (ii) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Time of Sale Information or the Offering Memorandum, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable.

(4)

TOO GP directly owns of record a 2.0% general partner interest in Teekay Offshore Partners L.P., a limited partnership formed under Marshall Islands Law (“TOO”), and is the sole general partner of TOO. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO (as amended or restated prior to the date hereof, the “TOO

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LPA”). To our knowledge, TOO GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(5)	TGP GP directly owns of record 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP. The Incentive Distribution Rights of TGP have been duly authorized and validly issued in accordance with the TGP LPA, and are fully paid (to the extent required under the TGP LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TGP LPA). To our knowledge, TGP GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(6)	TOO GP directly owns of record 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO. As of the date hereof, (i) [●] common units of TOO are owned of record and beneficially owned by Teekay Holdings and (ii) [●] common units ((i) and (ii) collectively, the “TOO Sponsor Units”) of TOO are beneficially owned by the Company. The TOO Sponsor Units and Incentive Distribution Rights of TOO have been duly authorized and validly issued in accordance with the TOO LPA, and are fully paid (to the extent required under the TOO LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TOO LPA). To our knowledge, TOO GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(7)	Teekay Holdings directly owns of record (i) [●] shares of Class B Common Stock, par value $0.01 per share, of Teekay Tankers Ltd., a corporation incorporated under Marshall Islands Law, and (ii) [●] shares of Class A Common Stock, par value $0.01 per share, of Teekay Tankers Ltd. All such shares of Class B Common Stock and shares of Class A Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(8)	TGP directly owns of record a 100% membership interest in Teekay LNG Operating L.L.C., a limited liability company formed under Marshall Islands Law (“TGP Operating Company”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the limited liability company agreement of TGP Operating Company). To our knowledge, TGP beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

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(9)	TOO directly owns of record a 100% membership interest in Teekay Offshore Operating GP L.L.C., a limited liability company formed under Marshall Islands Law (“OLP GP”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise may be provided in the limited liability company agreement of OLP GP). To our knowledge, TOO beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(10)	TOO directly owns of record a 99.09% limited partnership interest in Teekay Offshore Operating L.P., a limited partnership formed under Marshall Islands Law (“TOO Operating Company”). OLP GP directly owns of record a 0.91% general partnership interest in TOO Operating Company. All such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated prior to the date hereof, and are fully paid (to the extent required under such partnership agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the partnership agreement of TOO Operating Company). To our knowledge, TOO and OLP GP beneficially owns such partnership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

(11)	The entities formed or incorporated under Marshall Islands Law (the “Marshall Islands Operating Subsidiaries”) and identified in Schedule A hereto are owned of record as described on Schedule A hereto. To our knowledge, the equity interests in each of the Marshall Islands Operating Subsidiaries have been duly authorized and validly issued in accordance with the respective organizational documents of each such Marshall Islands Operating Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the applicable organizational document) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may be provided in the applicable organizational documents). To our knowledge, such equity interests that are directly owned of record by Teekay Corporation, Teekay Offshore Holdings L.L.C., Hummingbird Holdings L.L.C., Teekay Nakilat Holdings Corporation, TGP Operating Company, TOO Operating Company, TOO, Tiro Sidon L.L.C., Teekay Offshore Holdings L.LC., or Teekay Tankers Ltd. are owned free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

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(12)	Each of TGP GP, TOO GP, TGP, TOO, TGP Operating Company, OLP GP and TOO Operating Company has been duly formed or incorporated and each such entity and each of the Marshall Islands Operating Subsidiaries (collectively, the “Marshall Islands Entities”) is validly existing and in good standing as a limited liability company, limited partnership or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company, limited partnership or corporate, as applicable, power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Time of Sale Information and the Offering Memorandum.

(13)	Except as described in the Time of Sale Information and the Offering Memorandum, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any stock in the Company pursuant to its Amended and Restated Articles of Incorporation or its Amended and Restated Bylaws.

(14)	The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Supplemental Indenture, the Notes and the Exchange Notes and to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes and the Indenture and to consummate the transactions contemplated thereby.

(15)	The Indenture has been duly authorized and validly executed and delivered by the Company.

(16)	The Purchase Agreement and the Registration Rights Agreement have been duly authorized and validly executed and delivered by the Company.

(17)	The Notes have been duly authorized and validly executed and delivered by the Company.

(18)	The Exchange Notes have been duly authorized by the Company.

(19)

The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Supplemental Indenture, the Notes and the Exchange Notes and the performance of the Indenture and the transactions contemplated thereby and the offering, issuance and sale by the Company of the Notes and the Exchange Notes as contemplated by the Purchase Agreement and the Registration Rights Agreement do not and will not (i) conflict with or constitute a violation of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company or the organizational documents of any of the Marshall Islands Entities, (ii) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse

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of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument governed by Marshall Islands Law and listed in Schedule B hereto, or (iii) violate Marshall Islands Law.

(20)	No permit, consent, approval, authorization, order, registration, qualification or other action by or filing with (“Consents”) any Marshall Islands governmental authority having jurisdiction over of the Company, any of the Marshall Islands Entities or any of their respective properties is required for the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes by the Company or the transactions contemplated thereby, including the offering, issuance and sale by the Company of the Notes and the Exchange Notes as contemplated by the Purchase Agreement and the Registration Rights Agreement.

(21)	To our knowledge, no Consents, licenses, franchises, concessions, certificates or declarations, any governmental or regulatory authorities of the Marshall Islands are required for any of the Company or the Marshall Islands Entities to own or lease its properties and to conduct its business in the manner described in the Time of Sale Information and the Offering Memorandum, other than such Consents, licenses, franchises, concessions, certificates or declarations with any Marshall Islands governmental authority (i) currently held or previously obtained, applied, received or filed by the Company or the Marshall Islands Entities, as the case may be or (ii) required for the ownership or operation of a vessel, rig or any other property that is flagged in the Marshall Islands.

(22)	The statements (i) in the Company’s Form 20-F for the year ended December 31, 2014 (the “Form 20-F”) under the captions “Item 4. Information on the Company — E. Taxation of the Company — 2. Marshall Islands Taxation” and “Item 10. Additional Information — Non-United States Tax Considerations — Marshall Islands Tax Considerations” and (ii) in the Offering Memorandum under the captions “Non-United States tax considerations – Marshall Islands tax considerations” and “Service of process and enforcement of civil liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions based upon Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

(23)	The choice of New York Law to govern the Purchase Agreement, the Registration Rights Agreement and the Indenture constitutes a valid choice of law under Marshall Islands Law.

(24)	The submission by the Company to the exclusive jurisdiction of any New York court is a valid submission under Marshall Islands Law.

(24)	The form of Note does not violate Marshall Islands Law.

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(25)	A judgment granted by a foreign court against the Company may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay in proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that their opinion is limited to the laws of The Republic of the Marshall Islands and United States federal law.

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Annex A-2

Form of Opinion of Perkins Coie LLP, counsel for the Company.

(1) Assuming that each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(2) Assuming the Notes have been duly authorized, executed and delivered by the Company and authenticated by the Trustee, the Notes to be purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth therein, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture.

(3) Assuming the Exchange Notes have been duly authorized and will be duly executed, issued and delivered by the Company as contemplated by the Registration Rights Agreement, and authenticated by the Trustee, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture.

(4) Assuming the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, the Registration Rights Agreement will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms.

(5) The statements in the Time of Sale Information and the Offering Memorandum under the caption “Certain United States federal income tax considerations” and in the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 29, 2015 (the “Form 20-F”) under the captions “Item 4. Information on the Company—E. Taxation of the Company—United States Taxation,” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” with respect to legal matters or legal conclusions, in all material respects, are an accurate discussion of the material U.S. federal income tax considerations addressed therein. (We do not opine or comment on the representations and statements of fact of the Company included in such discussion.)

(6) The statements in the Time of Sale Information and the Offering Memorandum under the captions “Description of notes,” “Description of other indebtedness” and “Exchange offer; registration rights” and in the Form 20-F

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under the captions “Item 7. Major Shareholders and Certain Relationships and Related Party Transactions” under the subheadings “—Relationships with our Public Entity Subsidiaries—Competition with Teekay Tankers, Teekay Offshore and Teekay LNG” and “Relationships with our Public Entity Subsidiaries—Services, Management and Pooling Arrangements”, insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

(7) The form of Global Note complies with the requirements of the Indenture.

(8) The documents filed under the Exchange Act (excluding exhibits thereto) and incorporated by reference into the Time of Sale Information and the Offering Memorandum (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(9) The Company’s offering, issuance and sale of the Notes, the issuance of the Exchange Notes and the Company’s execution and delivery of the Transaction Documents and consummation of the transactions contemplated thereby do not or will not (i) breach or result in a default under (or constitute an event which, with notice or lapse of time or both, would constitute such a default) any Material Agreement, or (ii) violate U.S. federal laws or the laws of the State of New York that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Transaction Documents and transactions similar to the Transaction. “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed by the Company with the Commission pursuant to the Exchange Act.

(10) All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with, any United States federal or New York governmental or regulatory authority required for the Company’s execution and delivery of the Transaction Documents and the consummation of the Transaction, including the offering, issuance and sale of the Notes and issuance of the Exchange Notes, have been made or obtained, other than (i) under New York securities or “blue sky” laws or (ii) with respect to the Exchange Notes, under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, as to which we express no opinion.

(11) Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Preliminary Offering Memorandum and the Offering Memorandum will violate

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Regulation T, U or X of the Board of Governors of the Federal Reserve System; provided, however, that in rendering this opinion as to such regulations we have assumed that (i) no credit is extended or maintained under the Transaction Documents by a U.S. broker-dealer or other “creditor” (as defined in Regulation T) or “foreign branch of a broker-dealer” (within the meaning of Regulation X) and (ii) no proceeds of the issuance and sale of the Notes will be used for the immediate purpose of buying or carrying margin stock (within the meaning of Regulation U).

(12) The Company is not, and immediately upon receipt of payment for the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(13) Teekay LNG Holdings LP is validly existing and in good standing as a limited partnership under the law of the State of Delaware and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Preliminary Offering Memorandum and the Offering Memorandum.

(14) Assuming the accuracy of the representations, warranties and agreements of the Company and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

We have participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of the independent auditors of the Company at which the contents of the Time of Sale Information and the Offering Memorandum were discussed. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraphs 5 and 6 above, which remain subject to the assumptions, exclusions and qualifications set forth in this opinion) made in the Time of Sale Information, the Offering Memorandum or the documents incorporated by reference therein, nothing has come to our attention that causes us to believe that:

(i)	the Time of Sale Information (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of the Time of Sale or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or

(ii)	the Offering Memorandum (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of

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its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Annex A-3

Form of Opinion of Adrian Dirassar, Associate General Counsel for the Company

In the course of the Offering, I have participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and your representatives, at which the contents of the Time of Sale Information and the Offering Memorandum and related matters were discussed. Although I have not independently verified, am not passing on, and am not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information and the Offering Memorandum, no facts have come to my attention that cause me to believe that: (A) the Time of Sale Information, when considered together as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Memorandum, as of its issue date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case (A) - (B) above, I express no opinion or belief with respect to (i) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any thereon, (ii) other financial or statistical data included in the Time of Sale Information or the Offering Memorandum.

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Annex B

1. The Pricing Supplement, dated November 10, 2015, substantially in the form of Annex C.

Annex C

Pricing Supplement dated November 10, 2015

to Preliminary Offering Memorandum dated November 6, 2015

Strictly Confidential

Teekay Corporation

Pricing Supplement

Pricing Supplement dated November 10, 2015 to Preliminary Offering Memorandum dated November 6, 2015 of Teekay Corporation (or Teekay). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (or the Securities Act), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Teekay Corporation

Title of Security:	8.500% Senior Notes due 2020

Aggregate Principal Amount:	$200,000,000

Maturity:	January 15, 2020

Issue Price:	99.01%, plus accrued interest from July 15, 2015

Coupon:	8.500%

Yield to maturity:	8.783%

Spread to Benchmark Treasury:	+708 basis points

Benchmark Treasury:	UST 1.375% due October 31, 2020

Interest Payment Dates:	January 15 and July 15 of each year, beginning on January 15, 2016

Record Dates:	January 1 and July 1

Optional Redemption:	Teekay may redeem all or a portion of the notes at any time before their maturity date at a redemption price equal to the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) the sum of the present value of the remaining scheduled payments of principal and interest discounted to the redemption date at the treasury yield plus 50 basis points plus accrued interest to the date of redemption.

Change of Control Triggering Event:	101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Gross Proceeds:	$198,020,000

Net Proceeds to Issuer after Initial Purchasers’ Discount and Estimated Expenses:	$193,645,000

Use of Proceeds:	Teekay intends to use approximately $96.5 million of the net proceeds from the issuance of the notes in this offering to repay a portion of its outstanding debt under its $500 million revolving credit facility. The balance of the net proceeds from this offering will be used to replenish cash reserves used to repay the outstanding principal balance of Teekay’s NOK bonds that matured in October 2015.

Trade Date:	November 10, 2015

Settlement Date:	November 16, 2015 (T+3)

Ratings:	B2/B+[1]

Joint Book-Running Managers:	J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Senior Co-Manager:	DNB Markets, Inc.

Co-Managers:	ABN AMRO Securities (USA) LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Natixis Securities Americas LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC

Denominations:	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers:	Rule 144A	CUSIP: 87900YAB9	ISIN: US87900YAB92

	Regulation S	CUSIP: Y8564W AC7	ISIN: USY8564WAC74

Listing:	None

Additional Information:

Teekay is a Marshall Islands corporation. The Republic of The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of Teekay’s directors and officers and those of Teekay’s controlled affiliates are residents of countries other than the United States. Substantially all of Teekay’s and its subsidiaries’ assets and a substantial portion of the assets of Teekay’s directors and officers are located outside of the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon Teekay or its subsidiaries or to realize against Teekay or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Under the purchase agreement between Teekay and the Initial Purchasers, Teekay has expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States in connection with the purchase agreement, and Teekay has appointed Watson Farley & Williams LLP to accept service of process on its behalf in any such action.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Watson Farley & Williams LLP, Teekay’s counsel as to Marshall Islands law, has advised Teekay that there is uncertainty as to whether the courts of the Republic of The Marshall Islands would (1) recognize or enforce against Teekay or its directors and officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against Teekay or its directors and officers or those of Teekay’s controlled affiliates in original actions brought in the Republic of The Marshall Islands, based on these laws.

Other information (including net proceeds of the offering and other financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the information contained and changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed solely to (1) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex D

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated November [●], 2015 (this “Agreement”) is entered into by and among Teekay Corporation, a Marshall Islands corporation (the “Company”), and J.P. Morgan Securities LLC (“J.P. Morgan”), for itself and as representative of the several initial purchasers listed in Schedule 1 to the Purchase Agreement (as defined below) (the “Initial Purchasers”).

The Company and the Initial Purchasers are parties to the Purchase Agreement dated November 10, 2015 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of the Company’s 8.5% Senior Notes due 2020 (the “Securities”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture dated as of January 27, 2010 among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture relating to the Securities, to be dated as of November 16, 2015, and as the same may be supplemented or amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“J.P. Morgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the

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effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and

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thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons approved by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

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“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean March 16, 2016.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use its reasonable best efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become and remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

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(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

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As soon as practicable after the last Exchange Date, the Company shall:

(I)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the

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registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

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3. Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in

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connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

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(viii) in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested); provided, however, that any such document available on the SEC’s EDGAR database shall satisfy such obligation;

(ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

(x) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a

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Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall object;

(xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement in each case as is customary for “due diligence” examinations in the context of underwritten offerings registered under the Securities Act; provided that each such party shall be required (pursuant to an agreement in form and substance reasonably satisfactory to the Company) to maintain in confidence and not disclose to any other person any information or records reasonably designated by the Company as being confidential or proprietary;

(xv) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

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(xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other commercially reasonable actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until

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such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in

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order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through J.P. Morgan or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

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(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person

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shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request; (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages

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that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to

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the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

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(j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TEEKAY CORPORATION

By
Name:
Title:

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers

By
Authorized Signatory

Signature Page to Registration Rights Agreement

Annex E

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchasers or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.